Exhibit 12.1

COMPUTATION OF RATIOS OF EARNINGS

Ratio of earnings to fixed charges

Ratios in accordance with IFRS

1)	Excluding interest on deposits

		Year Ended December 31,
		2014	2015
Income before tax	(COP millions)	3,147,293	3,325,643
Interest expense		3,164,611	4,037,941
Interest on deposits		1,881,821	2,415,187
Preferred share dividends		—	—

Ratio		3.45	3.05

2)	Including interest on deposits

		Year Ended December 31,
		2014	2015
Income before tax	(COP millions)	3,147,293	3,325,643
Interest expense		3,164,611	4,037,941
Preferred share dividends		—	—

Ratio		1.99	1.82

Ratio of earnings to fixed charges and preferred dividends

Ratios in accordance with IFRS

1)	Excluding interest on deposits

		Year Ended December 31,
		2014	2015
Income before tax	(COP millions)	3,147,293	3,325,643
Interest expense		3,164,611	4,037,941
Interest on deposits		1,881,821	2,415,187
Preferred share dividends		282,365	316,548

Ratio		2.83	2.55

2)	Including interest on deposits

		Year Ended December 31,
		2014	2015
Income before tax	(COP millions)	3,147,293	3,325,643
Interest expense		3,164,611	4,037,941
Preferred share dividends		282,365	316,548

Ratio		1.83	1.69